EXHIBIT 21

WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES

PARENTS AND SUBSIDIARIES

James A. Collins, Chairman Emeritus and a Director, owned of record and beneficially, at June 30, 2002, 3,854,911 shares of the Company’s common stock, representing approximately 13.4 percent of the Company’s total shares outstanding and may be considered a “parent” of the Company as such term is defined by the rules and regulations of the Securities and Exchange commission under the Securities Act of 1933, as amended.

Set forth below is a list of all of the Company’s subsidiaries as of June 30, 2002:

Name of Subsidiary	Jurisdiction of Incorporation
Collins Food Group Pty, Ltd.	Australia
CFI Insurers, Ltd.	Bermuda
Collins Finance and Management Pty, Ltd.	Australia
Collins Foods Australia Pty, Ltd.	Australia
Collins Foods International, Pty, Ltd.	Nevada
Collins International, Inc.	Delaware
Collins Properties, Inc.	Delaware
Collins Property Development Pty, Ltd.	Australia
Curly’s of Springfield, P.A., Inc.	Pennsylvania
Affiliated Restaurant Corp.	California
Furnace Concepts Australia Corp.	Nevada
Furnace Concepts International, Inc.	Nevada
Collins Restaurants Queensland Pty, Ltd.	Australia
Josephina’s, Inc.	California
Restaurant Concepts International, Inc.	Nevada
Restaurant Concepts of Australia Pty, Ltd.	Nevada
Scott’s & Sizzler Ltd.	Canada
Sizzler Australia Pty, Ltd.	Australia
Sizzler Family Steak Houses, Inc.	Nevada
Sizzler Franchise Development, Ltd.	Bermuda
Sizzler Holdings of Canada, Inc.	Canada
Sizzler International Marks, Inc.	Delaware
Sizzler New Zealand Limited	Nevada
Sizzler of N.Y., Inc.	New York
Sizzler Restaurants Group Pty, Ltd.	Australia
Sizzler Restaurant Services, Inc.	Nevada
Sizzler South Pacific Pty, Ltd.	Nevada
Sizzler Southeast Asia, Inc.	Nevada
Sizzler Steak Seafood Salad (S) Pte. Ltd.	Singapore
Sizzler USA Franchise, Inc.	Delaware
Sizzler USA Real Property, Inc.	Delaware
Sizzler USA Restaurants, Inc.	Delaware
Sizzler USA, Inc.	Delaware
FFPE, LLC	Delaware
Collins Restaurants Management Pty, Ltd.	Australia
Collins Restaurants NSW Pty, Ltd.	Australia
Sizzler Asia Holdings, Inc.	Delaware